UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[x]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                        GYRODYNE COMPANY OF AMERICA, INC.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


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     2)   Aggregate number of securities to which transaction applies:


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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


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     2)   Form, Schedule or Registration Statement No.:


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On November 30, 2006, the registrant delivered a letter to Full Value Advisors
LLC ("FVA") in response to FVA's November 17, 2006 letter to the registrant. The text of the foregoing letter appears below.
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    [TEXT OF LETTER DELIVERED BY THE REGISTRANT TO FULL VALUE PARTNERS L.P.]


                        GYRODYNE COMPANY OF AMERICA, INC.
                                 ONE FLOWERFIELD
                                    SUITE 24
                            ST. JAMES, NEW YORK 11780
                               P - (631) 584-5400
                               F - (631) 584-7075
                                www.gyrodyne.com

                                       November 30, 2006


Andrew Dakos
Managing Member
Full Value Advisors LLC
Park 80 West, Plaza Two
Saddle Brook, New Jersey 07663

Dear Mr. Dakos:

     I write in response to your letter dated November 17, 2006. In your letter you request that our directors waive the advance notice provisions of our by-laws so that you can nominate three nominees for election at our annual meeting and also propose at the meeting that shareholders vote to terminate the Company's Shareholder Rights Plan despite the fact that your proposals do not comply with the terms of our by-laws. Our Board has considered your request and has asked that I respond on behalf of the Board.

     The advance notice provisions of our by-laws serve the proper purpose of assuring that the Company has a reasonable amount of time to prepare its proxy materials and disseminate to all shareholders the information necessary for them to make informed decisions with respect to the voting of their shares at a meeting of shareholders. To waive these requirements would largely defeat that purpose and impair the shareholder franchise.

     Your letter incorrectly suggests that the Company's purchase of certain real property in Port Jefferson, New York, and the addition of a new independent director is a material event for the Company which requires the Board to make an accommodation for you and waive our by-law requirements that are applicable to all shareholders. The acquisition at Port Jefferson is consistent with the corporate strategy of the Company and does not constitute the same kind of fundamental change that existed in the Delaware case you cite.

     Our by-laws are publicly available and our proxy statement for last year's Annual Meeting clearly states that the deadline for all shareholders to submit nominations and proposals was August 11, 2006. You missed the deadline and so it appears you are trying to create a new deadline based on our Port Jefferson announcement and our addition of a new independent director. However, our by-laws also provide an opportunity for shareholders to make nominations if we expand the board. You missed that deadline as well. The Board has considered your request to make a special waiver for one shareholder and has instructed me to inform you that it would be inappropriate to do so.

                                                   Very truly yours,

                                                   /s/ Paul L. Lamb

                                                   Paul L. Lamb
                                                   Chairman of the Board


                                 [END OF LETTER]

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On November 13, 2006, the Company filed a proxy statement in connection with its
2006 Annual Meeting of Shareholders. The Company's shareholders are urged to read carefully the proxy statement and other relevant materials which were mailed to shareholders commencing on November 13, 2006, because they contain important information about the 2006 Annual Meeting.

The statements made in this Schedule 14A that are not historical facts contain "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as "may," "will," "anticipates," "expects," "projects," "estimates," "believes," "seeks," "could," "should," or "continue," the negative thereof, other variations or comparable terminology. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, the effect of economic and business conditions, including risks inherent in the Long Island, New York and Palm Beach County, Florida real estate markets, the ability to obtain additional capital or a viable merger candidate in order to develop the existing real estate and other risks detailed from time to time in our SEC reports. We assume no obligation to update the information in this Schedule 14A.